Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SMITH & NEPHEW plc

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (3) (4)	Maximum Aggregate Offering Price (3) (4)	Fee Rate	Amount of Registration Fee (4)
Equity	Ordinary Shares, par value of $0.20 per Ordinary Share (“Ordinary Shares”) (1)	Rule 457(c) and Rule 457(h)	5,000,000	$14.33	$71,650,000	$110.20 per $1,000,000	$7,896.00
Equity	American Depositary Shares, each representing two Ordinary Shares (“ADSs”) (1)		2,500,000
Total Offering Amounts					$71,650,000		$7,896.00
Total Fee Offsets (5)							-
Net Fee Due							$7,896.00

(1)	ADSs, evidenced by American Depositary Receipts (“ADRs”) issuable upon deposit of Ordinary Shares of Smith & Nephew plc (the “Company” or the “Registrant”), have been registered pursuant to a Registration Statement on Form F-6 filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2019. Each ADS represents two Ordinary Shares.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Ordinary Shares that become issuable in respect of the securities identified in the above table by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Ordinary Shares.

(3)	Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices for an ADR reported on the New York Stock Exchange on February 28, 2023, which average was $28.65 and, therefore represents $14.33 per Ordinary Share.

(4)	Rounded up to the nearest cent.
(5)	The Registrant does not have any fee offsets.